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                                                                   Exhibit 3.9.1

                         CERTIFICATE OF AMENDMENT OF THE

                         CERTIFICATE OF INCORPORATION OF

                               ANKER HOLDING, INC.

                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware

      THE UNDERSIGNED, being the President of ANKER HOLDING, INC. does hereby certify:

      FIRST: That the Certificate of Incorporation was filed in the office of the Secretary of State of Delaware on the 11th day of March, 1975, and a certified copy thereof was recorded in the office of the Recorder of Kent County, Delaware, on the 11th day of March 1975.

      SECOND: That Article 1. of the Certificate of Incorporation is amended to read as follows:

                  "1:  The name of the Corporation is

      ANKER ENERGY CORPORATION".

      THIRD: That such amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, I have hereunto set my hand and seal this 31st day of December, 1980.

                                                 /s/ Mark R. Joseph
                                                 ------------------------------
                                                 President

ATTEST:

/s/ Marvin E. Milbauer
--------------------------------
Marvin E. Milbauer, Secretary
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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                            VITOL-ANKER HOLDING, INC.

            (Pursuant to Section 242 of the Delaware Corporation Law)

      VITOL-ANKER HOLDING, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify that:

      FIRST: The Board of Directors of Vitol-Anker Holding Inc., by the unanimous written consent of its members, filed with the minutes of the board, duly adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendments to be advisable and calling for consideration thereof by the stockholders. The resolution setting forth the proposed amendment is as follows:

            RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing Article "1" thereof so that, as amended, said Article shall be and read as follows:

            "1.  The name of the corporation is

                              ANKER HOLDING, INC."

      SECOND: Thereafter, pursuant to resolution of the Board of Directors and in accordance with Section 228 of the General Corporation Law of the State of Delaware, unanimous
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written consent to the amendment was given by the stockholders. Written notice of such action was not given or required to be given, such consent having been given by unanimous written consent of the stockholders.

      THIRD: Said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, said VITOL-ANKER HOLDING, INC. has caused this certificate to be signed by its Vice President and attested by its Secretary this 23rd day of April, 1976.

                                     VITOL-ANKER HOLDING, INC.


                                     By /s/ Mark R. Joseph
                                        -----------------------------------
                                        Mark R. Joseph, Vice President

ATTEST:


/s/ Marvin E. Milbauer
-------------------------------------
Marvin E. Milbauer, Secretary


                                      -2-
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                          CERTIFICATE OF INCORPORATION

                                       of

                            VITOL-ANKER HOLDING, INC.

      1. The name of the corporation is

                           VITOL-ANKER HOLDING, INC.

      2. The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the city of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

      3. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

      4. The total number of shares of stock which the corporation is authorized to issue is one thousand (1,000) and the par value of each of such shares is One Hundred Dollars ($100.00) amounting in the aggregate to One Hundred Thousand Dollars ($100,000.00).

      5.    The name and mailing address of the incorporator is

            NAME                          MAILING ADDRESS
            ----                          ---------------

      Brian E. McGunigle                  200 Park Avenue
                                          New York, New York 10017

      6. The corporation is to have perpetual existence.

      7. The corporation shall indemnify to the full extent authorized by the laws of the State of Delaware any person who was or is a party or is threatened to be made a party to
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any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint-venture, trust or other enterprise.

      8. Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

      I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 10th day of March, 1975.


                                      /s/ Brian E. McGunigle
                                      --------------------------------


                                       2
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STATE OF NEW YORK       )
                        )     SS:
COUNTY OF NEW YORK      )

      BE IT REMEMBERED THAT on this 10th day of March A.D., 1975, personally came before me, Margaret T. Rush a Notary Public in and for the County and State aforesaid, BRIAN E. McGUNIGLE, signatory of the foregoing Certificate of Incorporation, known to me personally to be such, and acknowledged the said Certificate to be his act and deed, and that the facts therein stated are truly set forth.

      GIVEN under my hand and seal of office the day and year aforesaid.


                                          /s/ Margaret T. Rush
                                          -----------------------------


NOTARIAL SEAL                                       MARGARET T. RUSH
                                            Notary Public, State of New York
                                                     No. 31-4521855
                                               Qualified in New York County
                                            Commission Expires March 30, 1978


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